                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardinal Health, Inc. of our reports dated March 21, 2000, except as to the revision to the financial statements to account for the business combination with Central Pharmacy Services, Inc. as a purchase rather than a pooling of interests and the second paragraph of Note 16 to the consolidated financial statements of Cardinal Health, Inc., which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc., which appear in Cardinal Health, Inc.'s Form 8-K/A dated February 14, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 11, 2001